SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2004

Internet Capital Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-26929	23-2996071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

610.727.6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On April 26, 2004, Internet Capital Group, Inc. (the “Registrant”) announced that its Board of Directors has approved the amendment of the Registrant’s restated certificate of incorporation to effect a reverse stock split of the Registrant’s common stock based upon a ratio of one-for-twenty. The press release (“Internet Capital Group announces 1-for-20 Reverse Stock Split”) for this announcement is attached to this report as Exhibit 99.1 and is incorporated by reference to this report.

Item 7. Financial Statements, Pro Form Financial Information and Exhibits.

(c)	Exhibits.

Number	Exhibit
99.1	Press Release dated April 26, 2004 (“Internet Capital Group announces 1-for-20 Reverse Stock Split”), issued by Internet Capital Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET CAPITAL GROUP, INC.

By:	/s/ Walter W. Buckley, III
Name:	Walter W. Buckley, III
Title:	Chairman, Chief Executive Officer and President

Date: April 27, 2004

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated April 26, 2004 (“Internet Capital Group announces 1-for-20 Reverse Stock Split”), issued by Internet Capital Group, Inc.